Exhibit 10.1

SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Benson Hill, Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Investor”). The Company is seeking commitments from accredited investors to purchase units (the “Units”) consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock,” and the shares of Common Stock acquired by the investors collectively, the “Shares”), and (ii) the right to purchase one-third (1/3) of one share of Common Stock (collectively, the “Warrant Shares”) upon exercise of a stock purchase warrant, in the form of Exhibit A hereto (the “Warrant”), in a private placement for a purchase price of $3.25 per Unit (the “Per Unit Purchase Price”). On or about the date of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other accredited investors (the “Other Investors” and together with the Investor, the “Investors”), pursuant to which the Investors have, severally and not jointly, agreed to purchase on the Closing Date (as defined below), inclusive of the Units subscribed for by the Investor, an aggregate amount of up to 26,150,000 Units, at the Per Unit Purchase Price.
The aggregate purchase price to be paid by the Investor for the subscribed Units (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount,” and the subscribed shares of Common Stock underlying such Units the “Purchased Shares,” and the subscribed Warrants underlying such Units the “Purchased Warrants”.
In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and the Company acknowledges and agrees as follows:
1.Subscription. The Investor hereby subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Investor, the number of Units set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.
2.Closing. The closing of the sale of the Units contemplated hereby (the “Closing”) shall occur one (1) business day following the date upon which all conditions precedent to the Investor’s obligation to purchase the Units and the Company’s obligation to deliver the Shares and Warrants have been satisfied or waived in writing (the “Closing Date”). On the Closing Date, the Company shall (a) issue the number of Purchased Shares to the Investor set forth on the signature page to this Subscription Agreement and cause such Shares to be registered in book entry form in the name of the Investor (or its nominee in accordance with its delivery instructions) on the Company’s share register and, as soon as practicable thereafter, provide a copy of the records of the Company’s transfer agent (the “Transfer Agent”) showing the Investor (or such nominee or custodian) as the owner of the Shares on and as of the Closing Date, and (b) issue and deliver to the Investor the Purchased Warrants exercisable for the aggregate number of Warrant Shares being purchased by such Investor; provided, however, that the Company’s obligation to issue the Purchased Shares and Purchased Warrants to the Investor is contingent upon the Company having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
3.Closing Conditions.
a.The obligation of the parties hereto to consummate the purchase and sale of the Units pursuant to this Subscription Agreement is subject to the following conditions:
(i)no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, Rule or regulation

(whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and
(ii)the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Units, all of which shall be and remain so long as necessary in full force and effect; and
(iii)trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “SEC”) or the NYSE (as defined below), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market (as defined below), nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Investor, makes it impracticable or inadvisable to purchase the Units at the Closing.
b.The obligation of the Company to consummate the issuance and sale of the Units pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver in writing of the conditions that: (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date; and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.
c.The obligation of the Investor to consummate the purchase of the Units pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver in writing of the conditions that: (i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties, covenants and agreements of the Company contained in this Subscription Agreement as of the Closing Date; (ii) all obligations, covenants and agreements of the Company required by the Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects; (iii) no Material Adverse Effect (as defined below) shall have occurred that is continuing; (iv) the Company shall have prepared and filed with NYSE a listing application to list the Shares, the Warrants and the Warrant Shares and an additional shares listing notification covering all of the Shares; (v) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors thereunder unless the Investor has been offered the same benefits; and (vi) the Company shall have delivered the Company Deliverables in accordance with Section 3(d).
d.At or prior to Closing, the Company shall issue, deliver or cause to be delivered to Investor the following (the “Company Deliverables”): (i) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer, which shall be provided at least one (1) business day prior to the Closing Date; (ii) a legal opinion of K&L Gates LLP, dated as of the Closing Date, addressed to the Investors, in form and substance reasonably satisfactory to the Investors that are funds or accounts managed by BlackRock, Inc. (“BlackRock Investors”); (iii) a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the BlackRock Investors, (A) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Subscription Agreements and the issuance of the Shares, the Warrants, and the Warrant Shares, (B) certifying the current versions of the certificate of incorporation and bylaws of the Company, (C) certifying as to the good standing of the Company and of Benson Hill Holdings, Inc. as of a date within five Business Days of the Closing, and (D) certifying as to the signatures and authority of persons signing the Subscription Agreements and related documents on behalf of the Company; (iv) a certificate of the chief executive officer or chief financial officer of the Company, dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 3(a) and 3(c), in form and substance reasonably satisfactory to the BlackRock Investors; and (v) a copy of the Company’s irrevocable instruction to the Transfer Agent to issue the Shares, registered in the name of the Investor (or its nominee, as applicable), as of the Closing Date.
4.Further Assurances. At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.
5.Company Representations and Warranties. The Company represents and warrants to the Investor and the Placement Agent (as defined below) that:
a.The Company and each of its subsidiaries is an entity duly formed or incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, incorporation or organization, with the requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. Neither the Company nor any of its subsidiaries is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect (as defined below) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
b.The Purchased Shares, Purchased Warrants and Warrant Shares underlying the Purchased Warrants (collectively, the “Securities”) will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement or the Purchased Warrant, as applicable, the Purchased Shares, the Purchased Warrants and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those under applicable securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws (each as amended to the Closing Date) or the Delaware General Corporation Law. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Purchased Warrants.
c.This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
d.The execution and delivery of this Subscription Agreement and the issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, Rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with this Subscription Agreement.
e.The Company is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written communication from any governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company possesses all certificates, authorizations and permits issued by the appropriate domestic or foreign regulatory authority necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permit.
f.As of their respective dates, all reports, as amended (the “SEC Reports”), required to be filed by the Company with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be disclosed therein or in the notes thereto, subject, in the case of unaudited statements, to normal, year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Reports, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.
g.Except as otherwise set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and attempted to design such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company has established internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Except as otherwise set forth in the SEC Reports, since the Evaluation Date, there have been no significant changes in the Company’s internal controls or in other factors that could significantly affect the Company’s internal controls. The Company maintains a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.
h.Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor hereunder. The Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
i.The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Securities), other than: (i) filings with the SEC; (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 11 of this Subscription Agreement; (iv) those required by the New York Stock Exchange (“NYSE”); and (v) any filing the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
j.As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), and (ii) 440,000,000 shares of Common Stock. As of the date of this Subscription Agreement, (i) no shares of Preferred Stock are issued and outstanding, (ii) 178,806,654 shares of Common Stock are issued and outstanding, and (iii) warrants to purchase 18,397,504 shares of Common Stock are outstanding. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the other agreements referred to in the SEC Reports, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as set forth in the SEC Reports.
k.Other than the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any Other Investor or other person in connection with such Other Investor’s or person’s direct or indirect investment in the Company (other than any side letter or similar agreement relating to the transfer to any investor of securities of the Company by existing securityholders of the Company, which may be effectuated as a forfeiture to the Company and reissuance). No Other Subscription Agreement includes terms and conditions that are more advantageous to any such Other Investor than the Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.
l.The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed for trading on the NYSE under the symbol “BHIL”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the SEC, respectively, to prohibit or terminate the listing of the shares of Common Stock on NYSE or to deregister the shares of Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate, or which to its knowledge is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. For purposes of this Subscription Agreement, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market (or any successors to any of the foregoing).
m.Except as otherwise disclosed in the SEC Reports, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority, pending, or, to the knowledge of the Company, threatened against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of this Subscription Agreement.
n.The Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Units hereunder other than to the Placement Agent.
o.The Company is not, and immediately after receipt of payment for the Units, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
p.The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon Investor’s request.
q.Other than as set forth in any SEC Reports or the certain notes and private warrants issued by the Company in 2021, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Securities or (ii) the securities to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Closing Date.
r.None of the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company securities or solicited any offers to buy any Company securities, under circumstances that would adversely affect reliance by the Company, as applicable, on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act. None of the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities. No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.
s.The Company has timely prepared and filed (or has obtained an extension of time within which to file) all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Reports, except in all such cases where the failure to so file or the failure to so pay has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company as a whole. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Reports, except where the failure to so withhold, collect or pay has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no material tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property. Except as described in the SEC Reports, there are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity.
t.Except as disclosed in the SEC Reports, the Company has good and marketable title to all real properties and all other material properties and material assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Reports, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them, except where such exceptions have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.
u.All Intellectual Property of the Company is currently in compliance in all respects with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. To the Company’s knowledge, no Intellectual Property of the Company which is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted is now involved in any cancellation, dispute or litigation, and no such action is threatened. To the Company’s knowledge, no patent of the Company which is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted is now involved in any interference, reissue, re-examination or opposition proceeding. For purposes of this Section 3(u), “Intellectual Property” means, unless the context provides otherwise, all of the Company’s (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).
v.Except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated by the Company with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination caused by the Company pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.
w.The Company maintains in full force and effect insurance coverage that, to the Company’s knowledge, is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company.
x.Neither the Company nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
y.Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. The operations of the Company and its subsidiaries are conducted in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.
z.Except as disclosed in the SEC Reports, none of the officers or directors of the Company or any subsidiary and, to the knowledge of the Company, none of the employees of the Company or any subsidiary, is presently a party to any transaction with the Company or any subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, to the Company’s knowledge, any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
6.Investor Representations and Warranties. The Investor represents and warrants to the Company that:
a.The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Securities only for its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c).
b.The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Securities shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Securities will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.
c.The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 5 of this Subscription Agreement.
d.The Investor acknowledges and is aware that Barclays Capital Inc. (the “Placement Agent”) is acting as financial advisor and capital markets advisor to the Company in connection with this financing. The Investor agrees that the Placement Agent shall not be liable to the Investor for any action heretofore or hereafter taken or omitted to be taken by it or have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by it, the Company or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the transactions contemplated by this Subscription Agreement.
e.The Investor’s acquisition and holding of the Securities will not result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or any applicable similar law.
f.The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company, the business of the Company and its subsidiaries. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities.
g.The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Company, or a representative of the Company and the Securities were offered to the Investor solely by direct contact between the Investor and the Company, or a representative of the Company. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities (i) were not offered to it by any form of general advertising or, to its knowledge, general solicitation, and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, the Company or any of their respective affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Company.
h.The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Securities.
i.Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the

Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.
j.In making its decision to purchase the Securities, the Investor has relied solely upon independent investigation made by the Investor and the SEC Reports.
k.The Investor acknowledges that the Placement Agent (i) has not provided the Investor with any information or advice with respect to the Securities, (ii) has not made any representation, express or implied as to the Company, the Company’s credit quality, the Securities or the Investor’s purchase of the Securities, (iii) has not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Securities, (iv) may have acquired, or during the term of the offering of the Securities may acquire, non-public information with respect to the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it, and (v) may have existing or future business relationships with the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Securities, and that certain of these actions may have material and adverse consequences for a holder of Securities.
l.The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.
m.The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
n.The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound which would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligations under this Subscription Agreement, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
o.The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) (A) to the extent the Investor is not an entity whose securities are listed on a national securities exchange (a “Listed Company”), controlled by, acting on behalf of, or owned, directly or indirectly, by, one or more persons that are named on the OFAC List, or (B) to the extent the Investor is a Listed Company, acting on behalf of or, to such Listed Company’s knowledge, controlled by, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a

non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.
p.No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Securities.
q.The Investor acknowledges that none of the Placement Agent, any of its respective affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to the Company or its subsidiaries or their respective businesses, the Securities or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company.
r.The Investor, when required to deliver payment to the Company pursuant to Section 2 above, will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Purchased Shares and Purchased Warrants pursuant to this Subscription Agreement.
7.Registration Rights

a.The Company agrees that, within fifteen (15) calendar days following the Closing Date (such deadline, the “Filing Deadline”; provided, however, that if such Filing Deadline falls on a Saturday, Sunday, or other day that the SEC is closed for business, the Filing Deadline shall be extended to the next business day on which the SEC is open for business), the Company will file with the SEC (at its sole cost and expense) a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares, the Warrants and the Warrant Shares (such securities, and any other equity security issued or issuable with respect to such securities by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that if such Effectiveness Deadline falls on a Saturday, Sunday, or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided further, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Investor furnishing in writing to the Company such information regarding Investor or its permitted assigns, the securities of the Company held by Investor and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. In no event shall Investor be identified as a statutory underwriter in the Registration Statement unless specifically requested by the SEC in which case the Investor will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities or otherwise, such Registration Statement shall register the resale of a number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Securities that were not registered on the initial Registration Statement, as so amended. For as long as the Investor holds Registrable Securities, the Company will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Registrable Securities pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor). If the Company is not required to file reports with the SEC pursuant to such laws, it will, for so long as the Investor holds the Registrable Securities, prepare and furnish to the Investor and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Registrable Securities pursuant to Rule 144. Any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth in this Section 7.
b.In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform the Investor as to the status of such registration. At its expense the Company shall:
(i)except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Securities, and (B) the date all Registrable Securities held by Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;
(ii)during the Registration Period, advise Investor, as expeditiously as possible (and within no later than three (3) business days):
(1)when a Registration Statement or any amendment thereto has been filed with the SEC; provided that no such notice is required when prospectus supplements to such Registration Statement have been filed;
(2)after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(3)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding the Company other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Company;

(iii)during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)during the Registration Period, upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)during the Registration Period, use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the shares of common stock issued by the Company have been listed;
(vi)during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and
(vii)during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Securities.
c.Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) an amendment thereto so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Company becomes eligible to use such Form S-3 (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than thirty (30) consecutive calendar days, or more than sixty (60) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information and which notice shall not be subject to any duty of confidentiality) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain material non-public information and which notice shall not be subject to any duty of confidentiality), and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Investor will deliver to the Company or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.
d.The Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Investor not receive notices from the Company otherwise required by Section 7(c); provided, however, that Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Investor (unless subsequently revoked), (i) the Company shall not deliver any such notices to Investor and Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Investor’s intended use of an effective Registration Statement, Investor will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of Section 7(c)) and the related suspension period remains in effect, the Company will so notify Investor, within one (1) business day of Investor’s notification to the Company, by delivering to Investor a copy of such previous notice of Suspension Event, and thereafter will provide Investor with the related notice of the conclusion of such Suspension Event promptly following its availability (which notices shall not contain material non-public information and which notices shall not be subject to any duty of confidentiality).
e.Liquidated Damages.
(i)If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for the initial day of failure to file such Registration Statement by the Filing Deadline and for each subsequent 30-day period (pro rata portion thereof with respect to a final period, if any) thereafter during which no such Registration Statement is filed with respect to the Registrable Securities. Such payments shall be made to each Investor then holding Registrable Securities in cash no later than ten (10) business days after the end of the date of the initial failure to file such Registration Statement by the Filing Deadline and each subsequent 30-day period (or portion thereof with respect to a final period, if any) thereafter until such Registration Statement is filed with respect to the Registrable Securities. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(ii)If (A) a Registration Statement covering the Registrable Securities is not declared effective by the Effectiveness Deadline, (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update such Registration Statement), but excluding any suspension permitted pursuant to Section 7(c), or (C) the Company fails to obtain the approval of the NYSE for the listing of any of the Registrable Securities on or before the Effectiveness Deadline, or fails to maintain the listing of the Registrable Securities after a Registration Statement has been declared effective by the SEC (unless such failure was the result of a suspension of the use of the Registration Statement permitted pursuant to Section 7(c)) (each of (A), (B) and (C), a “Maintenance Failure”), then the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty (the “Maintenance Liquidated Damages” and together with the Registration Liquidated Damages, the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for the Registrable Securities then held by such Investor for the initial day of a Maintenance Failure and for each 30-day period (or pro rata portion thereof with respect to a final period, if any) thereafter until the Maintenance Failure is cured; provided, however, that with respect to any Maintenance Failure with regard to the Warrants (but not the Shares or the Warrant Shares), no Maintenance Liquidated Damages with respect thereto shall be triggered, due or paid provided that (i) the Company exercised its reasonable best efforts to avoid such Maintenance Failure and (ii) there is no Maintenance Failure ongoing with respect to the Shares or the Warrant Shares. The Maintenance Liquidated Damages shall be paid monthly within ten (10) business days of the date of such Maintenance Failure and the end of each subsequent 30-day period (or portion thereof with respect to a final period, if any) thereafter until the Maintenance Failure is cured. Such payments shall be made to each Investor then holding Registrable Securities in cash. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.
(iii)The parties agree that (1) notwithstanding anything to the contrary herein or in the Warrants, no Liquidated Damages shall be payable with respect to any period after the expiration of the Registration Period (as defined below) (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Registration Period), and in no event shall the aggregate amount of Liquidated Damages payable to an Investor exceed, in the aggregate, six percent (6.0%) of the aggregate purchase price paid by such Investor pursuant to this Subscription Agreement and (2) in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages under this Subscription Agreement in excess of one percent (1.0%) of the aggregate purchase price paid by the Investors pursuant to the Subscription Agreements.
(iv)The Liquidated Damages described in this Section 7(e) shall constitute the Investors’ exclusive monetary remedy for any failure to meet the Filing Deadline and for any Maintenance Failure, but shall not affect the right of the Investors to seek injunctive relief.
f.Indemnification.
(i)The Company agrees to indemnify, to the fullest extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, advisers and each person who controls Investor (within the meaning of the Securities Act), to the extent permitted by law, from and against any and all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel) incurred in connection with defending or investigating any such action or claim), as incurred, that arise out of, are based upon or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar and to the extent, but only to the extent, as the same are caused by or contained in any information or affidavit regarding the Investor furnished in writing to the Company by or on behalf of such Investor expressly for use therein.
(ii)The Investor agrees to the fullest extent permitted by law, to indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information regarding the Investor furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any Other Investor or other selling stockholder named in the Registration Statement and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Investor’s indemnification obligations shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and expenses or action if such settlement is effected without the prior written consent of Investor (which consent shall not be unreasonably withheld or delayed).
(iii)Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced (through the forfeiture of substantive rights and defenses) the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of Securities.
(v)If the indemnification provided under this Section 7(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(f)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.
g.For purposes of this Section 7, “Investor” shall include any person to whom the rights under this Section 7 shall have been duly assigned.
h.Subject to receipt from the Investor by the Company and Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent (which shall not include a legal opinion) in connection therewith, and, if required by the Transfer Agent, an opinion of the Company’s counsel (which opinion shall not be unreasonably withheld), in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that the Company remove any legend from the certificates or book entry position evidencing the Registrable Securities within two (2) business days of such request and receipt of such representations and other documentation reasonably acceptable to the Company and the Transfer Agent (which shall not include a legal opinion), following the earliest of such time as such Registrable Securities (A) are subject to an effective registration statement or (B) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for the Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section and reasonably promptly following any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such Registrable Securities. The Company shall be responsible for the fees of the Transfer Agent and counsel to the Company associated with such issuance. Following the earlier of (A) the later of the Closing Date and the effective date of the registration statement registering such Shares and Warrant Shares or (B) Rule 144 becoming available for the resale of such Shares or Warrant Shares without volume or manner-of-sale restrictions, the Company, upon the written request of Investor (and no later than three (3) business days following such request), shall instruct the Transfer Agent to remove the legend from such Shares and Warrant Shares (in whatever form) and shall cause the Company’s counsel to issue any legend removal opinion required by the Transfer Agent.
8.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (b) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in the case of each of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing or (c) the Closing does not occur by March 31, 2022 (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to the Company in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor; provided that the provisions set forth in Section 7 shall survive any such termination of this Subscription Agreement.
9.Other Agreements; Investor Put Right.
a.The Company shall not, and shall use its reasonable best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Investor.
b.The Company shall use its reasonable best efforts to obtain the approval of the NYSE for the applications to list the Shares, the Warrants and the Warrant Shares as promptly as practicable following the Closing. The Company will use commercially reasonable efforts to continue the listing and trading of the Warrants and its Common Stock on the NYSE or other Trading Market and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market, as applicable.
c.In the event the Company does not file with the SEC on or before March 30, 2022 an audit opinion with respect to its financial statements for the year ended December 31, 2021, which audit opinion does not contain a going concern uncertainty paragraph that indicates there is a substantial doubt about the Company’s ability to continue as a going concern, then, upon written notice delivered by the Investor to the Company on or before April 2, 2022, the Company shall redeem from the Investor all of the Shares, Warrants and any Warrant Shares held by the Investor for the aggregate price paid by the Investor for such Securities. Such repurchase shall be effected by documentation mutually agreeable by the Investor and the Company.
10.Miscellaneous.
a.Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares or Warrant Shares acquired hereunder) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such investment manager without the prior consent of the Company and (ii) the Investor’s rights under Section 7 may be assigned to an assignee or transferee of the Shares or Warrant Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 10(a) shall relieve the Investor of its obligations hereunder unless otherwise agreed to in writing by the Company.
b.The Company may request from the Investor such additional information as the Company may deem necessary to register the resale of the Shares and Warrant Shares and evaluate the eligibility of the Investor to acquire the Shares and Warrant Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by Investor confidential except (i) as necessary to include in any Registration Statement the Company is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading, and in the case of the foregoing, the Company has complied with Section 11. The Investor acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register the Purchased Shares, the Purchased Warrants or Warrant Shares for resale pursuant to Section 7. The Investor acknowledges that the Company may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of the Company.
c.The Investor acknowledges that (i) the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A hereto, and (ii) the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in Section 6, including Schedule A hereto.
d.The Company, the Investor and the Placement Agent each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
e.All of the agreements, representations and warranties made by each party hereto shall survive the Closing.
f.This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 8) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
g.This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 6 and Section 7(f) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and solely to the extent of, the rights granted to them, if any, pursuant to such provisions.
h.Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
i.If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
j.This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
k.The parties hereto acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to seek to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
l.This Subscription Agreement shall be governed by and construed in accordance with the laws of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.
m.Each party hereto hereby, and any person asserting rights as a third party beneficiary hereunder may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the Southern District of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (i) such party is not personally subject to the jurisdiction of the above named courts for any reason, (ii) such action, suit or proceeding may not be brought or is not maintainable in such court, (iii) such party’s property is exempt or immune from execution, (iv) such action, suit or proceeding is brought in an inconvenient forum, or (v) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
n.Any notice or communication required or permitted hereunder to be given shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such addresses or email addresses set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as a party may hereafter designate by notice to the other party.
11.Disclosure. [The Company shall, by 9:00 a.m., New York City time, on March 28, 2022, issue one or more press releases or file with the SEC a Current Report on Form 8-K or other applicable form (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and any other material, nonpublic information that the Company has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of the Company, the Investor shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers (i) in any press release or marketing materials without the prior consent of the Investor or (ii) in any filing with the SEC or any regulatory agency or trading market without the prior consent of the Investor, except in the case of clause (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading, in which case the Company shall provide Investor with prior written notice of such disclosure permitted under clause (ii).]/[Reserved].1
12.Separate Obligations. The obligations of the Investor under this Subscription Agreement are several and not joint with the obligations of any Other Investor under the Other Subscription Agreements, and no Investor shall be responsible in any way for the performance of the obligations of any Other Investor under the Other Subscription Agreements. The decision of Investor to purchase the Securities pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor, shall be deemed to constitute Investor or any Other Investors under the Other Subscription Agreements as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor or any Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Investor acknowledges that no Other Investor has acted as agent for Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.
[SIGNATURE PAGES FOLLOW]
1 This provision to be replaced with “Reserved” if the Investor is a level 2 investor that signed a level 2 NDA.

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:
By:____________________________________
Name:
Title:
Name in which Purchased Shares and Purchased Warrants are to be registered (if different):	Date: ________, 2021
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email:
Number of Units subscribed for: [___] (consisting of [___]Shares and Warrants to purchase [__] Shares)
Aggregate Subscription Amount: $	Price Per Unit: $3.25

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company on or prior to the Closing Date.

(Signature Page to Subscription Agreement)

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.
BENSON HILL, INC.

By:
Name:
Title:
Date: ___________, 2022

Address for notice:

Email:
(Signature Page to Subscription Agreement)

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐  We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2. ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐  Any bank, registered broker or dealer, SEC- or state-registered investment adviser, exempt reporting adviser, insurance company, registered investment company, business development company, small business investment company, or rural business investment company;
☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, partnership or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or
☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.
This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.
Schedule A-1

EXHIBIT A
[Form of Stock Purchase Warrant]

Schedule A-1